Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of Sedibelo Resources Limited of our report dated March 31, 2022 relating to the consolidated financial statements of Sedibelo Platinum Mines Limited, which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Inc.

PricewaterhouseCoopers Inc.

Johannesburg, Republic of South Africa

July 29, 2022